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                                                                   EXHIBIT 10.16

                                 AMENDMENT NO. 1
                                       TO
                            INDEMNIFICATION AGREEMENT

      This Amendment No. 1 to Indemnification Agreement (this "Amendment") is made as of the 25 of November, 2003 by and between Pinnacle Foods Holding Corporation (the "Company" and C. Dean Metropoulos (the "Indemnitee").

      WHEREAS, the Company and the Indemnitee have previously entered into that certain Indemnification Agreement, dated the date thereof (the "Indemnification Agreement");

      WHEREAS, the Company, Crunch Holding Corp. ("Parent"), Crunch Acquisition Corp. ("Merger Sub") and HMTF PF L.L.C., in its capacity as Representative, have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated August 8, 2003, pursuant to which it is contemplated that the Merger Sub will be merged (the "Merger") with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of the Parent;

      WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement;

      WHEREAS, Section 5.6(d) of the Merger Agreement provides that, at the Closing, the Company shall purchase, and thereafter maintain in effect, a six year tail officers' and directors' liability insurance policy and a three year tail fiduciary liability insurance policy providing officers' and directors' liability insurance and fiduciary liability insurance covering the Indemnified Persons with respect to matters or circumstances occurring at or prior to the Effective Time; and

      WHEREAS, Section 4.11 of the Merger Agreement provides that the Company shall cause Section 10 of the Indemnification Agreement to be amended such that the provisions thereof shall be consistent with the provisions set forth in
Section 5.6(d) of the Merger Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereby agree as follows:

      1 Amendment. Section 10 of the Indemnification Agreement is hereby amended in its entirety to read as follows:

            "10. Liability Insurance. Except as otherwise agreed to by the Company and Indemnitee in a written agreement, to the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer; provided, however, that, from and after the Closing (as defined in that certain Agreement and Plan of Merger, dated August 8, 2003, by and between the Company, Crunch Holding Corp., Crunch Acquisition Corp. and HMTF PF, L.L.C. (the "Merger Agreement")), the

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      Company shall have no greater obligation with respect to liability insurance than as set forth in Section 5.6(d) of the Merger Agreement."

      2 Indemnification Agreement Otherwise Unchanged. Except as set forth in this Amendment, the Indemnification Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the provisions of this Amendment and the Indemnification Agreement, the provisions of this Amendment shall control. 2.1.6

      3 Governing Law . This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

      4 Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile transmission), each of which when so executed shall be deemed an original, and all of such counterparts shall together constitute one and the same agreement.

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      IN WITNESS WHEREOF, the parties to this Amendment have executed this
Amendment as of the date first written above.

                                        PINNACLE FOODS HOLDING CORPORATION

                                        By: /S/ N. MICHAEL DION
                                            -------------------------------
                                        Name: N. Michael Dion
                                        Title: Senior Vice President

                                        INDEMNITEE

                                        /S/ C. DEAN METROPOULOS
                                        ------------------------------
                                        C. DEAN METROPOULOS